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                           [ERNST & YOUNG LETTERHEAD]

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                                                                      EXHIBIT 23

                         REPORT OF INDEPENDENT AUDITORS



The Board of Directors
Scientific Games Inc.
Savings and Investment Plan


We have audited the accompanying statements of net assets available for benefits of Scientific Games Inc. Savings and Investment Plan as December 31, 1999 and 1998, and the related statements of changes in net assets available for benefits for the year ended December 31, 1999. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States. These standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1999 and 1998, and the changes in its net assets available for benefits for the year ended December 31, 1999, in conformity with accounting principles generally accepted in the United States.

Our audits were performed for the purpose of forming an opinion on the financial statements taken as a whole. The accompanying supplemental schedule of assets held for investment purposes at the end of the year as of December 31, 1999, and reportable transactions for the year then ended, are presented for purpose of additional analysis and are not a required part of the financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These supplemental schedules are the responsibility of the Plan's management. The supplemental schedules have been subjected to the auditing procedures applied in our audits of the financial statements and, in our opinion, are fairly stated in all material respects in relation to the financial statements taken as a whole.


                                                      /s/ Ernst & Young LLP
                                                      -------------------------

May 19, 2000



       Ernst & Young LLP is a member of Ernst & Young International, Ltd.

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                        Consent of Independent Auditors




We consent to the incorporation by reference in the registration statements listed below of our report dated May 19, 2000, with respect to the financial statements and schedules of the Scientific Games Inc. Savings and Investment Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1999.

-- Registration Statement No. 33-78322 on Form S-8 dated April 29, 1994 and related Prospectus.

-- Registration Statement No. 33-78324 on Form S-8 dated April 29, 1994 and related Prospectus.

-- Registration Statement No. 33-78326 on Form S-8 dated April 29, 1994 and related Prospectus.

-- Registration Statement No. 33-78328 on Form S-8 dated April 29, 1994 and related Prospectus.

-- Registration Statement No. 33-78330 on Form S-8 dated April 29, 1994 and related Prospectus.

-- Registration Statement No. 33-90948 on Form S-8 dated April 05, 1995 and related Prospectus.

-- Registration Statement No. 33-90950 on Form S-8 dated April 04, 1995 and related Prospectus.

-- Registration Statement No. 333-3034 on Form S-8 dated April 01, 1996 and related Prospectus.

-- Registration Statement No. 33-05847 on Form S-8 dated June 12, 1996 and related Prospectus.

-- Registration Statement No. 333-30637 on Form S-8 dated July 02, 1997 and related Prospectus.

-- Registration Statement No. 333-42833 on Form S-8 dated April 15, 1998 and related Prospectus.


                                                  /s/ ERNST & YOUNG LLP

Atlanta, Georgia
June 26, 2000